EXHIBIT 4.3.1

WESTWOOD ONE, INC.

WAIVER AND FIRST AMENDMENT TO SECURITIES PURCHASE

AGREEMENT

THIS WAIVER AND FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”), is made and entered into as of October 14, 2009, by and among Westwood One, Inc., a Delaware corporation (the “Company”), and the financial institutions that hold the Notes (collectively, the “Noteholders”). Capitalized terms used and not defined herein have the respective meanings ascribed thereto in the Securities Purchase Agreement (defined below).

WITNESSETH:

WHEREAS, the Company and the Noteholders are parties to that certain Securities Purchase Agreement, dated as of April 23, 2009 (as in effect on the date hereof, the “Existing Securities Purchase Agreement” and as in effect after giving effect to this Amendment, the “Securities Purchase Agreement”), pursuant to which the Company issued $117,500,000 of its 15% Senior Secured Notes due July 15, 2012 (the “Notes”);

WHEREAS, the Company is also party to a certain Credit Agreement, dated as of April 23, 2009 (as amended from time to time, the “Credit Agreement”) with Wells Fargo Foothill, LLC, as the Arranger and Administrative Agent, and the other financial institutions or entities from time to time parties thereto (the “Banks”);

WHEREAS, the Company has requested that the Banks amend certain provisions of the New Loan Agreement as more particularly provided in that certain Waiver and First Amendment to Credit Agreement (the “Bank Amendment”), dated as of October 14, 2009, by and between the Company and the Banks;

WHEREAS, the Company has requested a waiver of the Company’s compliance with the Senior Debt Leverage Ratio under Section 9.3 of the Securities Purchase Agreement for the fiscal quarter ending December 31, 2009 (the “Potential Event of Default”); and

WHEREAS, the Company has requested that the Noteholders waive the Potential Event of Default and amend certain provisions of the Existing Securities Purchase Agreement as more particularly provided herein; and

WHEREAS, subject to the satisfaction of the conditions set forth in Section 3 hereof, the Noteholders are willing to agree to waive the Potential Event of Default and amend such provisions of the Existing Securities Purchase Agreement on the terms set forth herein;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are hereby acknowledged, the Company and the Noteholders agree as follows:

1. Waiver. Subject to the terms and conditions set forth in Section 3 below, the undersigned Noteholders constituting the Required Holders hereby waive the Potential Event of Default (the “Waiver”). This is a limited waiver and shall not be deemed to constitute a waiver of any other Default or Event of Default or any future breach or violation of the Securities Purchase Agreement, any of the other Financing Documents or any document entered into in connection therewith. Except as expressly provided herein, the foregoing Waiver shall not constitute (a) a modification or alteration of the terms, conditions or covenants of the Securities Purchase Agreement, any of the other Financing Documents or any document entered into in connection therewith, or (b) a waiver, release or limitation upon the exercise by the Noteholders of any of their rights, legal or equitable, hereunder or under the Securities Purchase Agreement, any Financing Document or any document entered into in connection therewith. Except as set forth herein, each of the Noteholders reserves any and all rights and remedies which it has had, has or may have under the Securities Purchase Agreement, each Financing Document and any document entered into in connection therewith.

2. Amendments. The Existing Securities Purchase Agreement is hereby amended as follows (the “Securities Purchase Agreement Amendments”):

(a) Clause (c) of Section 10 (“Events of Default”) of the Existing Securities Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(c) the Company defaults in the performance of or compliance with any term contained in (i) Sections 8.6, 8.8 or 9 hereof or (ii) Section 5 of the First Amendment; or”

(b) Schedule B (“Defined Terms”) to the Existing Securities Purchase Agreement is hereby amended by adding the following new definition in its appropriate alphabetical order:

“‘First Amendment’ means that certain Waiver and First Amendment to Securities Purchase Agreement, dated as of October 14, 2009, by and among the Company and the Noteholders parties thereto.”

(c) Clauses (b) and (e) of Section 9.9 (“Limitation on Sale of Assets”) of the Existing Securities Purchase Agreement are hereby amended and restated in their entirety to read as follows:

“(b) [Intentionally Omitted.]”

“(e) the sale of

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(i) assets set forth on Schedule 9.9(e), provided that, promptly upon receipt thereof, the Company shall apply 50% of the net cash proceeds of any such asset sale to prepay the Notes pursuant to Section 7.3 hereof; and

(ii) Culver City in accordance with Section 8.7, provided that, if the sale of Culver City closes on or before March 31, 2010 and a Qualified Public Offering (as defined in the First Amendment) has not been consummated on or before March 31, 2010, the Company shall apply $3,500,000 of the net cash proceeds of such sale to prepay the Notes pursuant to Section 7.3 hereof (it being understood, for the avoidance of doubt and notwithstanding any provision of any Transaction Document to the contrary, that if the sale of Culver City does not close on or before March 31, 2010 or if a Qualified Public Offering has closed on or before March 31, 2010 (and, in connection with such offering, the Company has prepaid the Notes as contemplated by Section 5(a) of the First Amendment), then the proceeds of such sale may be re-invested by the Company in its business and need not be applied to repay the Notes).”

(d) Clause (a) of Section 12.2 (“Transfer and Exchange of Notes”) to the Existing Securities Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof and, in the case of a transfer of any Note held by any holder of the Notes that was a party to the First Amendment and to the extent applicable at such time, an agreement by the transferee thereof to be bound by the waiver set forth in Section 5(b) of the First Amendment with respect to any Default or Event of Default arising solely as a result of the failure of the Company to comply with the 5% Minimum Requirement as provided thereunder) the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, and in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been last paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000.”

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(e) Schedule 8.7 (“Sale-Leaseback Transaction Terms”) to the Existing Securities Purchase Agreement is hereby amended and restated in its entirety as set forth on Annex 1 attached hereto.

3. Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Noteholders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Company shall have no rights hereunder, until satisfaction of the condition set forth in the penultimate sentence of this Section 3 and until each Noteholder shall have received:

(a) a copy of this Amendment executed by the Company, the Subsidiary Guarantors and the Required Holders;

(b) a copy of the fully executed Bank Amendment in form and substance reasonably satisfactory to the Required Holders (a true, correct and complete copy of which is attached hereto as Annex 2);

(c) the representations and warranties set forth in Section 4 of this Amendment shall be true and correct as of the date hereof;

(d) payment of the reasonable fees, charges and disbursements of counsel to the Noteholders incurred in connection with this Amendment (as set forth in an invoice provided by Bingham McCutchen LLP to the Company on or prior to the date hereof); and

(e) a fully executed copy of the Financial Advisor Fee, Indemnification and Confidentiality Letter, dated as of October 2, 2009 (the “CDG Fee Letter”), by and between the Company and Conway, Del Genio, Gries & Co., LLC (“CDG”) and confirmation from CDG that all outstanding fees and expenses of CDG (as set forth in an invoice provided by CDG to the Company on or prior to the date hereof) have been paid in full.

In addition, all corporate and other proceedings in connection with the transactions contemplated by this Amendment and all documents and instruments incident to such transactions shall be reasonably satisfactory to the Required Holders and their special counsel (such satisfaction to be established by the execution and delivery of this Amendment by the Required Holders). The date on which all such conditions to the effectiveness of this Amendment have been met is referred to herein as the “Effective Date”.

4. Representations and Warranties. To induce the Noteholders to enter into this Amendment, the Company hereby represents and warrants to the Noteholders that:

(a) The execution and delivery by the Company of this Amendment, and the performance by the Company of this Amendment and the Securities Purchase Agreement (i) are within the Company’s power and authority; (ii) have been duly authorized by all

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necessary corporate action; (iii) are not in contravention of any provision of the Company’s certificate of incorporation or bylaws or other organizational documents; (iv) do not violate any law or regulation, or any order or decree of any Governmental Authority applicable to the Company or any Subsidiary; (v) except as set forth on Schedule 4(e) hereto, do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary or any of their respective property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of the Company or any of its Subsidiaries (except pursuant to the Security Documents); and (vii) except as set forth on Schedule 4(e) hereto and except for such consents or approvals as have already been obtained, do not require the consent or approval of any Governmental Authority or any other Person.

(b) This Amendment has been duly executed and delivered by the Company and this Amendment constitutes, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general or by general principles of equity.

(c) No Default or Event of Default has occurred and is continuing as of the date hereof and as of the Effective Date.

(d) Other than payment of the reasonable fees, charges and disbursements of counsel to the Banks incurred in connection with the Bank Amendment, no consideration has been paid or is payable by the Company to any other Person, in its capacity as lender and/or guarantor, as an inducement to the Company’s or such Person’s execution and delivery of the Bank Amendment.

(e) Except as set forth on Schedule 4(e) hereto, the representations and warranties of the Company and each other Obligor contained in the Securities Purchase Agreement and each of the other Financing Documents are true and correct as of the date hereof as if made on the date hereof (other than those which, by their terms, specifically are made as of certain dates prior to the date hereof, which are true and correct as of such dates).

(f) After giving effect to the transactions contemplated hereby and by the Bank Amendment (including without limitation after giving effect to the Qualified Public Offering), neither a Change of Control nor a Loss of Gores Control (as defined in the Gores Parties’ Guaranty executed in connection with the Credit Agreement) shall occur.

5. Qualified Public Offering.

(a) Upon the sale or issuance by the Company of any of its capital stock or other Equity Interests pursuant to a Qualified Public Offering at any time through and including March 31, 2010, the Company shall exercise its option under Section 7.3 of the

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Securities Purchase Agreement to prepay the Notes in an aggregate principal amount equal to (i) if the gross proceeds of such Qualified Public Offering are less than $40,000,000, $15,000,000 (even if the gross proceeds from such Qualified Public Offering are less than $15,000,000); or (ii) if the gross proceeds of such Qualified Public Offering are equal to or greater than $40,000,000, an amount equal to $20,000,000, plus such additional proceeds as the Company may, in its sole discretion, elect to apply as an optional prepayment of the Notes under Section 7.3 of the Securities Purchase Agreement. Any prepayment under this Section 5 shall be made within 5 Business Days following the receipt by the Company of the proceeds of any Qualified Public Offering (or if no Qualified Public Offering is consummated, at the time set forth in Section 5(b) below) and shall be applied as an optional prepayment under Section 7.3 of the Securities Purchase Agreement. For purposes of this Section 5, a “Qualified Public Offering” shall mean a public offering of the capital stock or other Equity Interests of the Company pursuant to an effective registration statement under the Securities Act on Form S-1 (or any successor thereto) or on any other form available to the Company (other than Form S-8 or Form S-4 or any successor thereto).

(b) Notwithstanding the foregoing, if neither a Qualified Public Offering nor the sale of Culver City in accordance with Section 9.9(e) of the Securities Purchase Agreement has been consummated on or before March 31, 2010, the Company shall exercise its option under Section 7.3 of the Securities Purchase Agreement to prepay the Notes in an aggregate principal amount equal to $3,500,000 on or before March 31, 2010. In connection therewith, the Company shall request that each of the Noteholders waive the requirement under Section 7.3 of the Securities Purchase Agreement that any partial prepayment of the Notes be not less than 5% of the aggregate principal amount of the Notes then outstanding (the “5% Minimum Requirement”) solely with respect to such optional prepayment. In the event that the Company is unable to obtain such waiver from the Noteholders, each of the undersigned Noteholders hereby waives any right it may have to take action under Section 11.1(b) or Section 11.2 with respect to any Default or Event of Default arising solely as a result of the failure of the Company to comply with the 5% Minimum Requirement in connection with the optional prepayment to be made by the Company pursuant to the first sentence hereof, so long as, if the Credit Agreement is amended on or after the date hereof to include a cross default to the Securities Purchase Agreement, at the time such prepayment is made, the Banks shall have similarly agreed not to take action with respect to any such cross default that exists under the Credit Agreement as a result of such prepayment. The waiver set forth in the preceding sentence is a limited waiver and shall not be deemed to constitute a waiver of any other Default or Event of Default or, except as specifically set forth in the preceding sentence, any future breach or violation of the Securities Purchase Agreement, any of the other Financing Documents or any document entered into in connection therewith. Except as expressly provided herein, the foregoing waiver shall not constitute (a) a modification or alteration of the terms, conditions or covenants of the Securities Purchase Agreement, any of the other Financing Documents or any document entered into in connection therewith, or (b) a waiver, release or limitation upon the exercise by the Noteholders of any of their rights, legal or equitable, hereunder or under the Securities Purchase Agreement, any Financing Document or any document entered into in connection

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therewith. Except as set forth above, each of the undersigned Noteholders reserves any and all rights and remedies which it has had, has or may have under the Securities Purchase Agreement, each Financing Document and any document entered into in connection therewith. Each of the undersigned Noteholders stipulates that the remedies at law of the Company in the event of any default or threatened default by such undersigned Noteholders in the performance of or compliance with the terms of this Section 5(b) solely with respect to its waiver of any right it may have to take action under Section 11.1(b) or Section 11.2 with respect to any Default or Event of Default arising solely as a result of the failure of the Company to comply with the 5% Minimum Requirement as provided above are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

(c) The prospectus relating to the Qualified Public Offering will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Noteholder, such Noteholder’s officers, directors and agents, and each Person who controls such Noteholder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses incurred in connection with the offer or sale of Equity Interests of the Company in the Qualified Public Offering caused by, or relating to any action or proceeding to the extent arising out of or based upon, any untrue or alleged untrue statement of a material fact contained in the prospectus or any registration statement relating to the Qualified Public Offering, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not materially misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Noteholder expressly for use therein. In connection with such Qualified Public Offering, each Noteholder participating in such offering shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such Noteholder to the Company expressly for use therein; provided that the obligation to indemnify shall be individual, not joint and several, for each Noteholder and shall be limited to the net amount of proceeds received by such Noteholder from the sale of the Equity Interests pursuant to such registration statement.

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6. Effect of Amendment and Waiver. Except as set forth expressly herein, all terms of the Existing Securities Purchase Agreement, as amended hereby, each other Financing Document and any document entered into in connection therewith, shall be and remain in full force and effect. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Noteholders under the Existing Securities Purchase Agreement, any other Financing Document or any other documents entered into in connection therewith, nor constitute a waiver of any provision of the Existing Securities Purchase Agreement, any other Financing Document or any other documents entered into in connection therewith. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment may refer to the Existing Securities Purchase Agreement without making specific reference to this Amendment, but nevertheless all such references shall include this Amendment unless the context otherwise requires.

7. Confirmation of Amended and Restated Guarantee. By executing this Amendment each of the Subsidiary Guarantors acknowledges and confirms that (a) the Amended and Restated Guarantee continues in full force and effect notwithstanding the Securities Purchase Agreement Amendments and the Waiver and (b) the indebtedness, liabilities and obligations of the Company under the Securities Purchase Agreement, each other Financing Document and this Amendment constitute indebtedness, liabilities and obligations guaranteed under the Amended and Restated Guarantee. Nothing in this Amendment extinguishes, novates or releases any right, claim, or entitlement of any of the Noteholders created by or contained in the Securities Purchase Agreement, the Notes or the Amended and Restated Guarantee nor is the Company or any Subsidiary Guarantor released from any covenant, warranty or obligation created by or contained herein or therein, except as such covenants and obligations are specifically amended by this Amendment.

8. Release.

(a) In consideration of the agreements of the Noteholders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Company and each Subsidiary Guarantor, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Noteholders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (each Noteholder and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, either known or suspected, both at law and in equity, which the Company, any Subsidiary Guarantor or any of their successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of

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them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Securities Purchase Agreement, any of the other Financing Documents or any other documents entered into in connection therewith or transactions thereunder or related thereto.

(b) Each of the Company and each Subsidiary Guarantor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

9. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

10. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Existing Securities Purchase Agreement or an accord and satisfaction in regard thereto.

11. Fees and Expenses. Whether or not the Securities Purchase Agreement Amendments or the Waiver become effective, the Company will, in accordance with Section 14.1 of the Existing Securities Purchase Agreement, promptly (and in any event within 30 days of receiving any statement or invoice therefor) pay all reasonable fees, expenses and costs of the Noteholders relating to this Amendment, including, without limitation, the reasonable fees and disbursements of the Noteholders’ special counsel, Bingham McCutchen LLP.

12. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

13. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

14. Entire Understanding. This Amendment and the other Financing Documents set forth the entire understanding of the parties with respect to the matters set forth herein and therein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

15. Headings. The headings of the sections of this Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Amendment.

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[Signature Pages To Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

COMPANY:

WESTWOOD ONE, INC.

By:	/s/ Roderick M. Sherwood, III
Name: Roderick M. Sherwood
Title: President and CFO

SUBSIDIARY GUARANTORS:

METRO NETWORKS COMMUNICATIONS, INC.

METRO NETWORKS COMMUNICATIONS, LIMITED PARTNERSHIP

By:	METRO NETWORKS
COMMUNICATIONS, INC.,
as General Partner

METRO NETWORKS, INC.

METRO NETWORKS SERVICES, INC.

SMARTROUTE SYSTEMS, INC.

WESTWOOD NATIONAL RADIO CORPORATION

WESTWOOD ONE PROPERTIES, INC.

WESTWOOD ONE RADIO, INC.

WESTWOOD ONE RADIO NETWORKS, INC.

WESTWOOD ONE STATIONS – NYC, INC.

TLAC, Inc.

[Signature page to Waiver and First Amendment to Securities Purchase Agreement]

By:	/s/ Roderick M. Sherwood, III
Name: Roderick M. Sherwood
Title: Authorized Signatory

[Signature page to Waiver and First Amendment to Securities Purchase Agreement]

The foregoing is hereby agreed to as of the date thereof.

GORES RADIO HOLDINGS, LLC
By:	The Gores Group, LLC, its Manager

	By:	/s/ Steven G. Eisner
Name: Steven G. Eisner
Title: Vice President

[Signature page to Waiver and First Amendment to Securities Purchase Agreement]

NEW YORK LIFE INSURANCE COMPANY

By:	/s/ A. Post Howland

Name: A. Post Howland
Title: Corporate Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
By:	New York Life Investment Management LLC,
its Investment Manager

	By:	/s/ A. Post Howland
Name: A. Post Howland
Title: Director

NEW YORK LIFE INSURANCE AND ANNUITY
CORPORATION INSTITUTIONALLY OWNED
LIFE INSURANCE SEPARATE ACCOUNT (BOLI 3)
By:	New York Life Investment Management LLC,
its Investment Manager

	By:	/s/ A. Post Howland
Name: A. Post Howland
Title: Director

[Signature page to Waiver and First Amendment to Securities Purchase Agreement]

MONUMENTAL LIFE INSURANCE COMPANY

By:	/s/ Josh Prieskorn
Name: Josh Prieskorn
Title: Vice President

[Signature page to Waiver and First Amendment to Securities Purchase Agreement]

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By:	Babson Capital Management LLC
as Investment Adviser

	By:	/s/ Elisabeth A. Perenick
Name: Elisabeth A. Perenick
Title: Managing Director

C.M. LIFE INSURANCE COMPANY
By:	Babson Capital Management LLC
as Investment Adviser

	By:	/s/ Elisabeth A. Perenick
Name: Elisabeth A. Perenick
Title: Managing Director

MASSMUTUAL ASIA LIMITED
By:	Babson Capital Management LLC
as Investment Adviser

	By:	/s/ Elisabeth A. Perenick
Name: Elisabeth A. Perenick
Title: Managing Director

[Signature page to Waiver and First Amendment to Securities Purchase Agreement]

NATIONWIDE LIFE INSURANCE COMPANY
NATIONWIDE MUTUAL INSURANCE COMPANY
NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
NATIONWIDE LIFE INSURANCE COMPANY OF AMERICA
SCOTTSDALE INSURANCE COMPANY

By:	/s/ Thomas A. Gleason
Name:	Thomas A. Gleason
Title:	Authorized Signatory

[Signature page to Waiver and First Amendment to Securities Purchase Agreement]

HARTFORD FIRE INSURANCE COMPANY
By:	Hartford Investment Management Company,
Its Agent and Attorney-in-Fact

	By:	/s/ William N. Holm, Jr.
	Name:	William N. Holm, Jr.
	Title:	EVP

[Signature page to Waiver and First Amendment to Securities Purchase Agreement]

PRUDENTIAL RETIREMENT INSURANCE
AND ANNUITY COMPANY
By:	Prudential Investment Management, Inc.,
as investment manager

	By:	/s/ Paul H. Procyk
	Name:	Paul H. Procyk
	Title:	Vice President

[Signature page to Waiver and First Amendment to Securities Purchase Agreement]

AMERITAS LIFE INSURANCE CORP.
By:	Summit Investment Partners, as Agent

	By:	/s/ Andrew S. White
	Name:	Andrew S. White
	Title:	Managing Director - Private Placements

ACACIA LIFE INSURANCE COMPANY
By:	Summit Investment Partners, as Agent

	By:	/s/ Andrew S. White
	Name:	Andrew S. White
	Title:	Managing Director - Private Placements

[Signature page to Waiver and First Amendment to Securities Purchase Agreement]

JPMORGAN CHASE BANK, N.A.,

By:	/s/ Neil R. Boylan
Name:	Neil R. Boylan
Title:	Managing Director

[Signature page to Waiver and First Amendment to Securities Purchase Agreement]

BANK OF AMERICA, N.A.

By:	/s/ Pamela Tsao
Name:	Pamela Tsao
Title:	Assistant Vice President

[Signature page to Waiver and First Amendment to Securities Purchase Agreement]

SUNTRUST BANK

By:	/s/ Kip Hurd
Name:	Kip Hurd
Title:	First Vice President

[Signature page to Waiver and First Amendment to Securities Purchase Agreement]